Exhibit 10.1
EXECUTION VERSION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
October 25, 2006
among
RANGE RESOURCES CORPORATION,
as Borrower
CERTAIN SUBSIDIARIES OF BORROWER,
as Guarantors
The Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
J.P. MORGAN SECURITIES INC.,
as Sole Bookrunner and Lead Arranger
$800,000,000 Senior Secured Revolving Credit Facility

i

ii

SCHEDULES:

Schedule 2.01	—	Applicable Percentages and Initial Commitments
Schedule 4.06	—	Disclosed Matters
Schedule 4.13	—	Capitalization and Credit Party Information

iii

Schedule 7.01	—	Existing Indebtedness
Schedule 7.02	—	Existing Liens
Schedule 7.04	—	Existing Investments
Schedule 7.07	—	Transactions with Affiliates
Schedule 7.08	—	Existing Restrictions
EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Opinion of Borrower’s Counsel
Exhibit C	—	Form of Counterpart Agreement
Exhibit D	—	Form of Revolving Note

ii

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 25, 2006, among RANGE RESOURCES CORPORATION, as Borrower, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
Article I
Definitions
     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Acquisition” means, the acquisition by the Borrower or any Restricted Subsidiary, whether by purchase, merger (and, in the case of a merger with any such Person, with such Person being the surviving corporation) or otherwise, of all or substantially all of the Equity Interest of, or the business, property or fixed assets of or business line or unit or a division of, any other Person primarily engaged in the business of producing oil or natural gas or the acquisition by the Borrower or any Restricted Subsidiary of property or assets consisting of Oil and Gas Interests.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
     “Administrative Agent” means JPMorgan Chase Bank, in its capacity as contractual representative of the Lenders hereunder pursuant to Article X and not in its individual capacity as a Lender, and any successor agent appointed pursuant to Article X.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Advance Payment Contract” means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Interests owned by any Credit Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production including any volumetric production payments, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 1

either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitment” means the amount equal to the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base; provided that the initial Aggregate Commitment is $800,000,000. The Aggregate Commitment may be reduced or increased pursuant to Section 2.02 and Section 2.03; provided that in no event shall the Aggregate Commitment exceed the Borrowing Base. If at any time the Borrowing Base is reduced below the Aggregate Commitment in effect prior to such reduction, the Aggregate Commitment shall be reduced automatically to the amount of the Borrowing Base in effect at such time.
     “Aggregate Credit Exposure” means, as of any date of determination, the aggregate amount of the Credit Exposure of all of the Lenders as of such date.
     “Agreement” means this Third Amended and Restated Credit Agreement, dated as of October 25, 2006 as it may be amended, supplemented or otherwise modified from time to time.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
     “Appalachia Properties” means, at any time, the Mortgaged Properties owned by Borrower or any of its Subsidiaries and located in Ohio, Pennsylvania, West Virginia, New York, Virginia or any other state specified by the Borrower and acceptable to the Administrative Agent.
     “Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Commitment represented by such Lender’s Commitment at such time. The initial amount of each Lender’s Applicable Percentage is as set forth on Schedule 2.01. If the Aggregate Commitment has terminated or expired, the Applicable Percentages shall be determined based upon the Aggregate Commitment most recently in effect, giving effect to any subsequent assignments.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 2

     “Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Unused
Borrowing	Eurodollar		Commitment
Base Usage	Spread	ABR Spread	Fee Rate
≥ 90%	175 b.p.	50 b.p.	37.5 b.p.
≥ 75% and < 90%	150 b.p.	25 b.p.	35 b.p.
≥ 50% and < 75%	125 b.p.	0 b.p.	30 b.p.
< 50%	100 b.p.	0 b.p.	25 b.p.
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.
     “Approved Counterparty” means, at any time and from time to time, (i) any Person engaged in the business of writing Swap Agreements for commodity, interest rate or currency risk that is acceptable to the Administrative Agent and has (or the credit support provider of such Person has), at the time Borrower or any Restricted Subsidiary enters into a Swap Agreement with such Person, a long term senior unsecured debt credit rating of BBB+ or better from S&P or Baa1 or better from Moody’s and (ii) any Lender Counterparty.
     “Approved Fund” has the meaning assigned to such term in Section 11.04.
     “Approved Petroleum Engineer” means DeGolyer and MacNaughton, H.J. Gruy and Associates, Inc., Wright and Company, Inc., or one or more other reputable firms of independent petroleum engineers selected by the Borrower and approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed.
     “Arranger” means J.P. Morgan Securities Inc. in its capacity as sole bookrunner and lead arranger.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
     “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Aggregate Commitment.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 3

     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrower” means Range Resources Corporation, a Delaware corporation, and its successors and permitted assigns.
     “Borrower Materials” has the meaning assigned to such term in Section 6.01.
     “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
     “Borrowing Base” means, at any time an amount equal to the amount determined in accordance with Section 3.01, as the same may be redetermined, adjusted or reduced from time to time pursuant to Section 3.02 and Section 3.03.
     “Borrowing Base Deficiency” means, as of any date, the amount, if any, by which the Aggregate Credit Exposure on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, obligations under any Letter of Credit will not be deemed to be outstanding to the extent such obligations are secured by cash in the manner contemplated by Section 2.07(j).
     “Borrowing Base Properties” means all Oil and Gas Interests included in the Reserve Report of the Borrower and the Restricted Subsidiaries and evaluated by the Lenders for purposes of establishing the Borrowing Base.
     “Borrowing Base Usage” means, as of any date and for all purposes, the quotient, expressed as a percentage, of (a) the Aggregate Credit Exposure as of such date, divided by (b) the Borrowing Base as of such date.
     “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.05.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that obligations with respect to usual and

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 4

customary oil, gas and mineral leases shall not be included as Capitalized Lease Obligations.
     “Cash Management Obligations” means, with respect to any Credit Party, any obligations of such Credit Party owed to any Lender (or any Affiliate of any Lender) in respect of treasury management arrangements, depositary or other cash management services.
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated.
     “Charges” has the meaning assigned to such term in Section 11.13.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” means all assets, whether now owned or hereafter acquired by any Borrower or any other Credit Party, in which a Lien is granted or purported to be granted to any Secured Party as security for any Obligation including any Borrowing Base Properties located in Virginia and deemed subject to a Mortgage pursuant to the terms of this Agreement.
     “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.02 and Section 2.03, (b) reduced or increased from time to time as a result of changes in the Borrowing Base pursuant to Article III and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Commitment (which amount is such Lender’s Applicable Percentage of the initial Aggregate Commitment) is

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 5

set forth in Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
     “Consolidated Current Assets” means, as of any date of determination, the total of (a) the consolidated current assets of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP as of such date, plus, all Unused Commitments as of such date, (b) less any non-cash assets required to be included in consolidated current assets of the Borrower and the Consolidated Subsidiaries as a result of the application of FASB Statement 133 as of such date.
     “Consolidated Current Liabilities” means, as of any date of determination, the total of (a) consolidated current liabilities of the Borrower and the Consolidated Subsidiaries, as determined in accordance with GAAP as of such date, (b) less current maturities of the Loans and the Senior Subordinated Notes, (c) less any non-cash obligations required to be included in consolidated current liabilities of the Borrower and the Consolidated Subsidiaries as a result of the application of FASB Statement 133 as of such date.
     “Consolidated Current Ratio” means, as of any date of determination, the ratio of Consolidated Current Assets to Consolidated Current Liabilities as of such date.
     “Consolidated EBITDAX” means, with respect to the Borrower and its Consolidated Subsidiaries for any period, Consolidated Net Income for such period; plus, without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (a) income or franchise Taxes paid or accrued; (b) Consolidated Interest Expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges resulting from the application of FASB Statements 121, 133 or 143 for that period; (e) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period; (f) losses from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses; (g) cash payments made during such period as a result of the early termination of any Swap Agreement (giving effect to any netting agreements); and (h) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); minus, to the extent included in the calculation of Consolidated Net Income for such period; (j) the sum of (i) any non-cash gains resulting from the application of FASB Statements 121, 133 or 143 for that period; (ii) extraordinary or non-recurring gains; and (iii) gains from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business); provided that, with respect to the determination of Borrower’s compliance with the leverage ratio set forth in Section 7.11(b) for any period, Consolidated EBITDAX shall be adjusted to give effect, on a pro forma basis, to any Acquisitions made during such period as if such Acquisitions were made at the beginning of such period.
     “Consolidated Funded Indebtedness” means, as of any date and without duplication, Indebtedness of the Borrower and the Restricted Subsidiaries of the type described in clauses (a, excluding Indebtedness consisting of deposits and advances), (b),

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 6

(c), (e), (g, to the extent any such Guarantees are Guarantees of Indebtedness that is otherwise Consolidated Funded Indebtedness) or (h) of the definition of Indebtedness.
     “Consolidated Interest Expense” means for any period, without duplication, the aggregate of all interest paid or accrued by the Borrower and its Consolidated Subsidiaries, on a consolidated basis, in respect of Indebtedness of any such Person, on a consolidated basis, including all interest, fees and costs payable with respect to the obligations related to such Indebtedness (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP) and the interest component of Capitalized Lease Obligations, all as determined in accordance with GAAP.
     “Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower, or is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries, as applicable, (b) the income (or deficit) any Person in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has an Equity Interest, except to the extent of the amount of dividends and other distributions actually paid to the Borrower or any of its Restricted Subsidiaries during such period and and (c) the undistributed earnings of any Consolidated Subsidiary of the Borrower, to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document or the Indenture) or by any law applicable to such Consolidated Subsidiary.
     “Consolidated Subsidiaries” means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C delivered by a Guarantor pursuant to Section 6.13.
     “Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
     “Credit Parties” means collectively, Borrower, and each Guarantor and each individually, a “Credit Party”.
     “Crude Oil” means all crude oil and condensate.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 7

     “Deep Participation Rights” means the right of Marbel to participate in the drilling or deepening of certain wells located in a specified area of Ohio pursuant to Section 6.09 of that certain Purchase and Sale Agreement dated June 1, 2004, providing for the acquisition by the Borrower of all of the outstanding membership interests of GLEP not already indirectly owned by the Borrower as in effect on the Original Effective Date.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in LC Disbursements required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.
     “Disqualified Stock” means any Equity Interest, which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date.
     “Dollars” or “$” refers to lawful money of the United States of America.
     “Domestic Subsidiary” means, with respect to any Person, a subsidiary of such Person that is incorporated or formed under the laws of the United States of America, any state thereof or the District of Columbia.
     “Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 11.02).
     “Eligible Assignee” means any Person that qualifies as an assignee pursuant to Section 11.04(b)(i); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     “Engineered Value” means, the value attributed to the Borrowing Base Properties for purposes of the most recent Redetermination of the Borrowing Base pursuant to Article III (or for purposes of determining the Initial Borrowing Base in the event no such Redetermination has occurred), based upon the discounted present value of the estimated

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 8

net cash flow to be realized from the production of Hydrocarbons from the Borrowing Base Properties as set forth in the Reserve Report.
     “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 9

imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” has the meaning assigned to such term in Article IX.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.18(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a).
     “Existing Swap Agreements” means any Swap Agreements entered into between the Borrower or any Guarantor and any Lender Counterparty prior to the Effective Date and in effect on the Effective Date.
     “FASB” means Financial Accounting Standards Board.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Credit Party is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 10

     “GAAP” means generally accepted accounting principles in the United States of America.
     “Gas Balancing Agreement” means any agreement or arrangement whereby the Borrower or any Restricted Subsidiary, or any other party having an interest in any Hydrocarbons to be produced from Oil and Gas Interests in which the Borrower or any Restricted Subsidiary owns an interest, has a right to take more than its proportionate share of production therefrom.
     “GLEP” means Great Lakes Energy Partners, L.L.C., a Delaware limited liability company and its successors and permitted assigns.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity properly exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
     “Guaranteed Liabilities” has the meaning assigned to such term in Section 8.01.
     “Guarantor” means each Restricted Subsidiary that is a party hereto or hereafter executes and delivers to the Administrative Agent and the Lenders, a Counterpart Agreement pursuant to Section 6.13 or otherwise.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 11

     “Hydrocarbons” means all Crude Oil and Natural Gas produced from or attributable to the Oil and Gas Interests of the Credit Parties.
     “Increased Commitment Date” has the meaning assigned to such term in Section 2.03.
     “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are paid (excluding accounts payable incurred in the ordinary course of business, contingent obligations as a non-operator under oil and gas operating agreements and contingent obligations under standard and customary provisions of gas sale contracts for make-up volumes on sales of natural gas), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitee” has the meaning assigned to such term in Section 11.03.
     “Indenture” means, collectively, (i) that certain Indenture dated as of July 21, 2003, by and between the Borrower, as issuer, certain of its Subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A. (successor to Bank One, N.A.), as trustee, pursuant to which the Borrower issued the Senior Subordinated Notes, as amended and supplemented by that certain Supplemental Indenture dated as of June 22, 2004 and as further amended and supplemented from time to time as permitted under the terms thereof, (ii) that certain Indenture dated March 9, 2005, among the Borrower, as issuer, certain of its Subsidiaries, as guarantors, and J.P. Morgan Trust Company, National Association, as amended or supplemented from time to time as permitted under the terms hereof, and (iii) that certain Indenture dated May 23, 2006, among the Borrower, as issuer, certain of its Subsidiaries, as guarantors, and J. P. Morgan Trust Company, National Association, as amended or supplemented from time to time as permitted under the terms hereof.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 12

     “Information” has the meaning assigned to such term in Section 11.12.
     “Initial Borrowing Base” has the meaning assigned to such term in Section 3.01.
     “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.09.
     “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
     “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if at the date of such election a twelve month placement is available, twelve months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Issuing Bank” means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.07(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “JPMorgan Chase Bank” and “JPMorgan Chase Bank, N.A.” means JPMorgan Chase Bank, N.A. and its successors.
     “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 13

     “Lender Counterparty” means any Lender or any Affiliate of a Lender counterparty to a Swap Agreement with any Credit Party.
     “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
     “Letter of Credit” means any letter of credit issued pursuant to this Agreement and, to the extent outstanding on the Effective Date, any letter of credit issued under the Original Credit Agreement and any renewals thereof.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan Documents” means this Agreement, any promissory notes executed in connection herewith, the Security Instruments, the Letters of Credit (and any applications therefor and reimbursement agreements related thereto), the Fee Letter and any other agreements executed in connection with this Agreement.
     “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
     “Marbel” means Marbel Holdco, Inc., an Ohio corporation and its successors and permitted assigns.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 14

     “Material Adverse Effect” means a material adverse effect on (a) the assets or properties, financial condition, businesses or operations of the Borrower and its Subsidiaries taken as a whole (it being understood that changes in commodity prices for Hydrocarbons affecting the oil and gas industry as a whole shall not constitute a material adverse effect), (b) the ability of the Credit Parties taken as a whole to carry out their business as of the date of this Agreement or as proposed at the date of this Agreement to be conducted, (c) the ability of the Credit Parties taken as a whole to perform fully and on a timely basis their respective obligations under any of the Loan Documents to which they are a party, or (d) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent or the Lenders under this Agreement and the other Loan Documents.
     “Material Domestic Subsidiary” means any Domestic Subsidiary that (i) owns or holds assets, properties or interests (including Oil and Gas Interests) with an aggregate fair market value, on a consolidated basis, greater than five percent (5%) of the aggregate fair market value of all of the assets, properties and interests (including Oil and Gas Interests) of the Borrower and the Restricted Subsidiaries, on a consolidated basis.
     “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or any one or more of the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Guarantor in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Guarantor would be required to pay if such Swap Agreement were terminated at such time.
     “Maturity Date” means October 25, 2011.
     “Maximum Facility Amount” means $1,200,000,000.
     “Maximum Liability” has the meaning assigned to such term in Section 8.10.
     “Maximum Rate” has the meaning assigned to such term in Section 11.13.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgaged Properties” means the Oil and Gas Interests described in one or more duly executed, delivered and filed Mortgages evidencing a Lien prior and superior in right to any other Person in favor of the Administrative Agent for the benefit of the Secured Parties and subject only to the Liens permitted pursuant to Section 7.02; provided that the Borrowing Base Properties of any Credit Party located in Virginia shall be deemed subject to an executed, delivered and filed Mortgage evidencing such Lien in favor of the Administrative Agent so long as the Borrower and the Restricted Subsidiaries are in compliance with Section 6.14 with respect to the Equity Interests of such Credit Party owning such Virginia Borrowing Base Properties.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 15

     “Mortgages” means all mortgages, deeds of trust, amendments to mortgages, security agreements, assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens required by Section 6.09. All Mortgages shall be in form and substance satisfactory to Administrative Agent in its sole discretion
     “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Natural Gas” means all natural gas, distillate or sulphur, natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, coalbed methane gas, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane).
     “Net Cash Proceeds” means, with respect to the sale of Borrowing Base Properties by the Borrower or any Restricted Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such sale, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than the Loans), (ii) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such sale, (iii) all legal, title and recording tax expense and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such sale, (iv) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such sale, (v) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such sale and retained by the Borrower or any Restricted Subsidiary after such sale, (vi) cash payments made to satisfy obligations resulting from early termination of Swap Agreements in connection with or as a result of any such sale, and (vii) any portion of the purchase price from such sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such sale or otherwise in connection with such sale; provided however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to the Borrower or any Restricted Subsidiary.
     “New Commitments” has the meaning assigned to such term in Section 2.03.
     “New Lender” has the meaning assigned to such term in Section 2.03.
     “Non-Consenting Lender” has the meaning assigned to such term in Section 2.20(c).
     “Obligations” means any and all obligations of every nature, contingent or otherwise, whether now existing or hereafter arising, of any Credit Party from time to

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 16

time owed to the Administrative Agent, the Issuing Bank, the Lenders or any of them or any Lender Counterparty arising under or in connection with any Loan Document or Swap Agreement (including, any and all Cash Management Obligations and any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Credit Party under any Existing Swap Agreement and any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of any Credit Party with respect to any transactions under any Swap Agreement with any Person that was a Lender Counterparty at the time such Credit Party entered into such transactions regardless of whether such Person is no longer a Lender Counterparty), whether for principal, interest, reimbursement of amounts drawn under any Letter of Credit, payments for early termination of Swap Agreements, funding indemnification amounts, fees, expenses, indemnification or otherwise.
     “Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction which is not a Capital Lease Obligation, (c) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from the foregoing clauses (c) and (d) operating leases, joint operating agreements, and usual and customary oil, gas and mineral leases.
     “Oil and Gas Interest(s)” means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests, contractual interests, non-operating interests and rights in any pooled, unitized or communitized acreage by virtue of such interest being a part thereof; (b) interests in and rights with respect to Hydrocarbons other minerals or revenues therefrom and contracts and agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), and surface interests, fee interests, reversionary interests, reservations and concessions related to any of the foregoing; (c) easements, rights-of-way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in oil, gas, water, disposal and injection wells, equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible or intangible, movable or immovable, real or personal property and fixtures located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) all seismic, geological, geophysical and engineering records, data, information, maps, licenses and interpretations.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 17

     “Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended.
     “Original Credit Agreement” means, that certain Second Amended and Restated Credit Agreement dated June 23, 2004, among Borrower and GLEP, as borrowers, the lenders from time to time a party thereto, and JPMorgan Chase Bank N.A. (successor by merger to Bank One, N.A. (Illinois)), as administrative agent, as amended, supplemented or otherwise modified from time to time prior to the Effective Date.
     “Original Effective Date” means the “Effective Date” as defined in the Original Credit Agreement.
     “Original Loans” means the loans and other extensions of credit outstanding under the Original Credit Agreement as of the Effective Date.
     “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
     “Participant” has the meaning assigned to such term in Section 11.04.
     “Payment Currency” has the meaning assigned to such term in Section 8.07.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Permitted Encumbrances” means:
     (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, landlords’ liens, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Interests and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 18

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article IX;
     (f) easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Credit Party;
     (g) royalties, overriding royalties, reversionary interests, production payments, sales contracts, and similar burdens with respect to the Oil and Gas Interests owned by the Borrower or such Restricted Subsidiary, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any Restricted Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests);
     (h) Liens arising from Uniform Commercial Code financing statement filings and real property record filings regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business covering the property under the lease;
     (i) routine operational agreements, preferential rights to purchase, and provisions requiring a third party’s consent prior to assignment and similar restraints on alienation, in each case, granted pursuant to an oil and gas operating agreement or lease and arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Interests; provided such right, requirement or restraint does not materially and adversely affect the value of such Oil and Gas Interests;
     (j) Liens arising pursuant to Section 9.343 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others; and
     (k) Liens (other than Liens on Collateral) that secure obligations under Swap Agreements to Persons other than a Lender Counterparty.
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness (other than contractual Liens described in the foregoing clause (b) granted to operators and non-operators under oil and gas operating agreements and leases to the extent the obligations secured by such Liens constitute Indebtedness).
     “Permitted Investments” means:
     (a) U.S. Government Securities;

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 19

     (b) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
     (c) investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Borrower or any Restricted Subsidiary maintains an office or is engaged in the oil and gas business;
     (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;
     (e) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-l” (or higher) according to S&P;
     (f) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; and
     (g) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) through (f) above
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Platform” has the meaning assigned to such term in Section 6.01.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 20

     “Pledge Agreement” means a Pledge and Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties covering, among other things, the rights and interests of Borrower or any Restricted Subsidiary in the Equity Interest of each Restricted Subsidiary and otherwise in form and substance satisfactory to the Administrative Agent and the Required Lenders.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in Chicago, Illinois, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
     “Projections” means the Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with the historical financial statements described in Section 4.04 and after giving effect to the Transactions, together with appropriate supporting details and a statement of underlying assumptions, in each case in form and substance satisfactory to the Lenders.
     “Public Lender” has the meaning assigned to such term in Section 6.01.
     “Redetermination” means any Scheduled Redetermination or Special Redetermination.
     “Redetermination Date” means (a) with respect to any Scheduled Redetermination, on or about each April 1 and October 1 of each year, commencing April 1, 2007, and (b) with respect to any Special Redetermination, the first day of the first month which is not less than twenty (20) Business Days following the date of a request for, or the event giving rise to, a Special Redetermination.
     “Register” has the meaning assigned to such term in Section 11.04.
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     “Required Lenders” means, at any time, Lenders having Credit Exposures and Unused Commitments representing at least fifty percent (50%) of the sum of the Aggregate Credit Exposure and all Unused Commitments of all Lenders at such time or, if the Aggregate Commitment has been terminated, Lenders having Credit Exposures representing at least fifty percent (50%) of the Aggregate Credit Exposure of all Lenders at such time; provided that the Commitment of and the Credit Exposures held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.
     “Reserve Report” means an unsuperseded engineering analysis of the Borrowing Base Properties, in form and substance reasonably acceptable to the Administrative

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 21

Agent, prepared in accordance with ordinary, customary and prudent practices in the petroleum engineering industry.
     “Responsible Officer” means the chief executive officer, president, vice president (including without limitation any senior or executive vice president), chief financial officer, principal accounting officer, treasurer or assistant treasurer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
     “Restricted Payment” means, collectively, (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Credit Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Credit Party or any option, warrant or other right to acquire any such Equity Interests in any Credit Party and (ii) any payment or prepayment of principal of, premium on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance) sinking fund or similar payment with respect to the Senior Subordinated Notes.
     “Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.
     “Sale and Leaseback Transaction” means any sale or other transfer of any property by any Person with the intent to lease such property as lessee.
     “Scheduled Redetermination” means any redetermination of the Borrowing Base pursuant to Section 3.02.
     “Secured Party” means the Administrative Agent, any Lender and any Lender Counterparty and shall include Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders or Lender Counterparties.
     “Security Instruments” means collectively, all Guarantees of the Obligations evidenced by the Loan Documents and all mortgages, security agreements, pledge agreements, collateral assignments and other collateral documents covering the Oil and Gas Interests of the Borrower and the Restricted Subsidiaries and the Equity Interests of the Restricted Subsidiaries and other personal property, equipment, oil and gas inventory and proceeds of the foregoing, all such documents to be in form and substance reasonably satisfactory to the Administrative Agent.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 22

     “Senior Subordinated Notes” means (i) the 7 3/8% Senior Subordinated Notes due 2013, issued pursuant to the Indenture, (ii) the 6 3/8% Senior Subordinated Notes due 2015, issued pursuant to the Indenture and (iii) the 7 1/2% Senior Subordinated Notes due 2016, issued pursuant to the Indenture.
     “Special Redetermination” means any redetermination of the Borrowing Base made pursuant to Section 3.03.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.
     “Super Majority Lenders” means, at any time, Lenders having Credit Exposures and Unused Commitments representing at least sixty-six and two-thirds percent (66 2/3%) of the sum of the Aggregate Credit Exposure and all Unused Commitments of all Lenders at such time or, if the Aggregate Commitment has been terminated, Lenders having Credit Exposures representing at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Credit Exposure of all Lenders at such time; provided that the Commitment of and the Credit Exposures held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Super Majority Lenders.
     “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 23

of services provided by current or former directors, officers, employees or consultants of the Credit Parties shall be a Swap Agreement.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Transactions” means the (i) the execution, delivery and performance by the Credit Parties of this Agreement and the Loan Documents, (ii) the borrowing of Loans, (iii) the use of the proceeds thereof, and (iv) the issuance of Letters of Credit hereunder.
     “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
     “Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries is a Material Domestic Subsidiary or a Subsidiary owning Oil and Gas Interests included in the Borrowing Base Properties.
     “Unused Commitment” means, with respect to each Lender at any time, such Lender’s Commitment at such time minus such Lender’s Credit Exposure at such time.
     “Unused Commitment Fee” has the meaning assigned to such term in Section 2.13(a).
     “U.S. Government Securities” means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof.
     “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     Section 1.02. Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
     Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 24

The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
     Section 1.05. Oil and Gas Definitions. For purposes of this Agreement, the terms “proved [or] proven reserves,” “proved developed reserves,” “proved [or] proven undeveloped reserves,” “proved [or] proven developed nonproducing reserves” and “proved [or] proven developed producing reserves,” have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.
     Section 1.06. Time of Day. Unless otherwise specified, all references to times of day shall be references to Central time (daylight or standard, as applicable).
Article II
The Credits
     Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to continue the Original Loans and to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the Aggregate Commitment. Within the foregoing limits and subject

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 25

to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
     Section 2.02. Termination and Reduction of the Aggregate Commitment.
     (a) Unless previously terminated, the Aggregate Commitment shall terminate on the Maturity Date.
     (b) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitment; provided that (i) each reduction of the Aggregate Commitment shall be in an amount that is an integral multiple of $10,000,000, and (ii) the Borrower shall not terminate or reduce the Aggregate Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11 and Section 2.12, the Aggregate Credit Exposure would exceed the Aggregate Commitment.
     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Aggregate Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Aggregate Commitment shall be permanent. Each reduction of the Aggregate Commitment shall be made ratably among the Lenders in accordance with their respective Commitment.
     (d) With respect to any sale, transfer or disposition of Borrowing Base Properties (other than sales, transfers or dispositions permitted under Section 7.03(a)(vi)), the Borrowing Base shall be automatically reduced by an amount equal to the value assigned to such Borrowing Base Properties by the Administrative Agent in connection with the most recent Redetermination of the Borrowing Base preceding the date of such sale (or in connection with the determination of the Initial Borrowing Base with respect to any sale occurring prior to the first Redetermination of the Borrowing Base).
     Section 2.03. Increases in the Aggregate Commitment. So long as no Default has occurred and is continuing or would be caused by such increase, the Borrower may by written notice to the Administrative Agent, elect to increase the existing Aggregate Commitment in a minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess of that amount (any such increase, the “New Commitments”); provided that the amount of such increase together with the existing Aggregate Commitment does not, in the aggregate, exceed the lesser of (a) the Maximum Facility Amount, or (b) the Borrowing Base then in effect. Each such notice shall specify the date (each an “Increased Commitment Date”) on which the Borrower proposes that the New Commitments shall be effective, which shall be a date no less than 20 days after the date on which such notice is delivered to the Administrative Agent. Within 5 days of such notice

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 26

from the Borrower, the Administrative Agent shall notify each Lender of the amount of the New Commitments and each Lender’s allocation of the New Commitments based on each Lender’s Applicable Percentage of the existing Aggregate Commitment. Within 10 days of such notice from the Borrower, each Lender, in its sole discretion, may elect or decline to provide its allocation of the New Commitments. In the event any Lender declines to provide its allocation of the New Commitments or fails to respond within ten days of such notice, each Lender that has elected to provide its allocation, in its sole discretion, may elect or decline to provide a portion of any other Lender’s declined allocation in the same proportion that such Lender’s allocation bears to the aggregate amount of the allocations of all Lenders electing to provide their respective allocations. In the event the Lenders do not elect to provide all of the New Commitments, the Arranger and the Administrative Agent shall, in consultation with the Borrower, use commercially reasonable efforts to identify one or more Eligible Assignees to provide the New Commitments the existing Lenders have declined to provide (each, a “New Lender”). Such New Commitments shall become effective as of such Increased Commitment Date in an aggregate amount equal to the amount the Lenders and any New Lenders have elected to provide as of such date; provided that (1) no Default exists on such Increased Commitment Date before or after giving effect to such New Commitments, (2) the Borrower and its Consolidated Subsidiaries are in pro forma compliance with each of the financial covenants set forth in Section 7.11 as of the last day of the most recently ended fiscal quarter of the Borrower after giving effect to such New Commitments, (3) if any portion of the New Commitments are provided by a New Lender, the New Commitments of such New Lender shall be effected pursuant to an Assignment and Assumption, (4) the Borrower shall make any payments required pursuant to Section 2.13 in connection with the New Commitments and (5) to the extent requested in writing, the Administrative Agent has received (i) copies, certified by the secretary of the Borrower and each Guarantor, of their respective Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the increase in the Aggregate Commitment and the confirmation and ratification of the Guarantees and all other Loan Documents, (ii) a certificate, signed by a Responsible Officer, showing that before and after giving effect to the New Commitments, no Default or Event of Default shall exist and the Borrower is in compliance with all covenants in this Agreement and in pro forma compliance with the financial covenants set forth in Section 7.11, (iii) copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Borrower or any Guarantor in connection with the New Commitments, certified as true and correct in full force and effect as of the date of the increase by a duly authorized officer of the Borrower, or if none are required, a certificate of such officer to that effect, (iv) evidence satisfactory to the Administrative Agent that no event, change or circumstance shall have occurred with respect to the Borrower and its Subsidiaries since the most recent financial statements provided to the Lenders hereunder that could reasonably be expected to result in a Material Adverse Effect and (v) such other documents and conditions as the Administrative Agent or its counsel may have reasonably requested.
     (a) On any Increased Commitment Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders shall assign to each of the New Lenders, and each of the New Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), such interests in the

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 27

Loans outstanding on such Increased Commitment Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by existing Lenders and New Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Commitments to the Commitments, (b) each New Commitment shall be deemed for all purposes a Commitment and each Loan made thereunder shall be deemed, for all purposes, a Loan and (c) each New Lender shall become a Lender with respect to the New Commitment and all matters relating thereto.
     Section 2.04. Loans and Borrowings.
     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
     (b) Subject to Section 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the exercise of such option would not, in and of itself, give rise to the obligation of Borrower to pay Indemnified Taxes..
     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.
     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
     Section 2.05. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., three Business Days before the date of the proposed Eurodollar Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m. on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 28

signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.04:
     (i) the aggregate amount of the requested Borrowing;
     (ii) the date of such Borrowing, which shall be a Business Day;
     (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.08.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     Section 2.06. Reserved.
     Section 2.07. Letters of Credit.
     (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own or the account of any Restricted Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 29

and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment.
     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.
     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m. on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.05 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 30

Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.08 with respect to Loans made by such Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
     (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 31

further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on or before the fifth (5th) Business Day after the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than sixty-six and two-thirds percent (66 2/3%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 32

obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article IX. Such deposit shall be held by the Administrative Agent as Collateral for the payment and performance of the obligations of the Borrower under this Agreement. So long as such Event of Default is continuing, the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits and interest at the rate per annum in effect for accounts of the same type maintained with the Administrative Agent at such time, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing 66-2/3% or more of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
     Section 2.08. Funding of Borrowings.
     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e) shall be remitted by the Administrative Agent to the Issuing Bank.
     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 33

ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     Section 2.09. Interest Elections.
     (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request; provided that all “LIBOR Loans” (as defined in the Original Credit Agreement) outstanding as of the Effective Date shall continue as Eurodollar Borrowings for the Interest Period applicable to such Borrowings. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.05 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.04:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 34

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     Section 2.10. Repayment of Loans; Evidence of Debt.
     (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
     (e) Any Lender or Participant may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender or Participant a promissory note payable to the order of such Lender or Participant (or, if requested by such Lender or Participant, to such Lender or Participant and its registered assigns)

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 35

and in the form attached hereto as Exhibit D. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
     Section 2.11. Optional Prepayment of Loans.
     (a) The Borrower shall have the right at any time and from time to time to prepay, subject to the payment of any funding indemnification amounts required by Section 2.17 but without premium or penalty, any Borrowing in whole and or in part, subject to prior notice in accordance with paragraph (b) of this Section.
     (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m. three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m. on the Business Day of the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Aggregate Commitment as contemplated by Section 2.02, then such notice of prepayment may be revoked if such notice of termination or reduction is revoked in accordance with Section 2.02. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an integral multiple of $1,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.
     Section 2.12. Mandatory Prepayment of Loans.
     (a) Except as otherwise provided in Section 2.12(b), in the event a Borrowing Base Deficiency exists, the Borrower shall either (a) within fifteen (15) days after written notice from the Administrative Agent to the Borrower of such Borrowing Base Deficiency, by instruments satisfactory in form and substance to the Required Lenders, provide the Lenders with additional security consisting of Oil and Gas Interests with value and quality satisfactory to the Lenders in their sole discretion to eliminate such Borrowing Base Deficiency, or prepay, without premium or penalty, the principal amount of the Loans in an amount sufficient to eliminate such Borrowing Base Deficiency (or by a combination of such additional security and such prepayment eliminate such Borrowing Base Deficiency), or (b) within fifteen (15) days after written notice from the Administrative Agent to the Borrower of such Borrowing Base Deficiency, elect to prepay, subject to the payment of any funding indemnification amounts required by Section 2.17 but without premium or penalty, the principal amount of such Borrowing Base Deficiency in not more than six (6) equal monthly installments plus accrued interest thereon with the first such monthly payment being due upon the 30th day after the Borrower’s receipt of notice of such Borrowing Base Deficiency. In the event Aggregate Credit Exposure exceeds the Aggregate Commitment at any time, the Borrower shall, subject to the

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 36

payment of any funding indemnification amounts required by Section 2.17 but without premium or penalty, immediately prepay the principal amount of the Loans in an amount sufficient to eliminate such excess.
     (b) If the Borrower or any Restricted Subsidiary sells, transfers or otherwise disposes of any Borrowing Base Properties at any time a Borrowing Base Deficiency exists or would exist after giving effect to such sale, transfer or disposition, the Borrower shall prepay the Borrowings in an amount equal to the Net Cash Proceeds received from such sale, transfer or other disposition on the date it or any Restricted Subsidiary receives such Net Cash Proceeds; provided, however that amounts applied to the payment of Borrowings pursuant to this Section may be reborrowed subject to and in accordance with the terms of this Agreement. Amounts applied to the prepayment of Borrowings pursuant to this Section shall be first applied, ratably to ABR Borrowings then outstanding and, upon payment in full of all outstanding ABR Borrowings, second, to Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto, subject to the payment of any funding indemnification amounts required by Section 2.17 but without penalty or premium.
     Section 2.13. Fees.
     (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, an unused commitment fee (the “Unused Commitment Fee”) equivalent to the Applicable Rate times the daily average of the total Unused Commitments. Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days. The Unused Commitment Fee shall be payable in arrears on the last day of March, June, September and December of each year, commencing with the first such date to occur after the Effective Date, and on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Aggregate Commitment terminates on any date other than the last day of March, June, September or December of any year, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on the date of such termination, the total Unused Commitment Fee due for the period from the last day of the immediately preceding March, June, September or December, as the case may be, to the date such termination occurs.
     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 37

the period from and including the Effective Date to but excluding the later of the date of termination of the Aggregate Commitment and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Aggregate Commitment terminates and any such fees accruing after the date on which the Aggregate Commitment terminates shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     (c) Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent pursuant to the fee letter dated September 26, 2006 between the Borrower and the Administrative Agent, and fees payable upon any increase in the Aggregate Commitment pursuant to Section 2.03.
     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Unused Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
     Section 2.14. Interest.
     (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount, at the election of the Required Lenders by written notice of such election from the Administrative Agent to the Borrower, shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided that upon the occurrence and during the continuation of any Event of Default pursuant to clause (h) or (i) of Article IX, the interest rate set forth in the foregoing clauses (i) and (ii) shall be applicable without any election by or notice from the Administrative Agent or any Lender.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 38

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Aggregate Commitment and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period at a time when no Borrowing Base Deficiency exists), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     Section 2.15. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
     Section 2.16. Increased Costs.
     (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 39

     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered provided such Lender or Issuing Bank is generally charging such costs to other similarly situated borrowers under similar credit facilities.
     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and provided such Lender or Issuing Bank’s holding company is generally charging such costs to other similarly situated borrowers under similar credit facilities), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or the Issuing Bank setting forth (i) the amount or amounts reasonably necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, (ii) the factual basis for such compensation and (iii) the manner in which such amount or amounts were calculated shall be delivered to the Borrower. Such certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 40

costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
     Section 2.17. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     Section 2.18. Taxes.
     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 41

of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, setting forth (i) the amount of such payment or liability reasonably necessary to compensate the Administrative Agent, such Lender or the Issuing Bank, as the case may be, (ii) the factual basis for such compensation and (iii) the manner in which such amount or amounts were calculated, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower have paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
     Section 2.19. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
     (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, Section 2.17 or Section 2.18, or otherwise) prior to 12:00 noon on

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 42

the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at JPMorgan Loan Services, 10 South Dearborn, 19th Floor, Chicago, Illinois 60603-2003, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.16, Section 2.17, Section 2.18 and Section 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees and other Obligations then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties; provided that in the event such funds are received by and available to the Administrative Agent as a result of the exercise of any rights and remedies with respect to any Collateral under the Security Instruments, the parties entitled to a ratable share of such funds pursuant to the foregoing clause (ii) and the determination of each parties’ ratable share shall include, on a pari passu basis, the Lender Counterparties and the actual aggregate amounts then due and owing to each Lender Counterparty by the Borrower or any Guarantor as a result of the early termination of any transactions under any Swap Agreements included in the Obligations (after giving effect to any netting agreements).
     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 43

to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(d) or Section 2.07(e), Section 2.08(b), Section 2.19(d) or Section 11.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     Section 2.20. Mitigation Obligations; Replacement of Lenders.
     (a) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 44

recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     (c) If in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or any other Loan Document as contemplated by Section 11.02, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required has not been obtained or if Lender is a Defaulting Lender; then, the Borrower may elect to replace such Non-Consenting Lender or Defaulting Lender, as the case may be, as a Lender party to this Agreement in accordance with and subject to the restrictions contained in, and consents required by Section 11.04; provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply or, in the case of a Defaulting Lender, such Lender is no longer a Defaulting Lender.
Article III
Borrowing Base
     Section 3.01. Reserve Report; Proposed Borrowing Base. During the period from the Effective Date until the first Redetermination after the Effective Date, the Borrowing Base shall be $1,200,000,000 (the “Initial Borrowing Base”). As soon as available and in any event by March 1 and September 1 of each year, beginning March 1, 2007, the Borrower shall deliver to the Administrative Agent and each Lender a Reserve Report, prepared as of the immediately

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 45

preceding December 31 and June 30, respectively, in form and substance reasonably satisfactory to the Administrative Agent and prepared by an Approved Petroleum Engineer (or, in the case of the Reserve Report due on September 1 of each year, by petroleum engineers employed by the Borrower or any of its Subsidiaries), said Reserve Report to utilize economic and pricing parameters established from time to time by the Administrative Agent, together with such other information, reports and data concerning the value of the Borrowing Base Properties as the Administrative Agent shall deem reasonably necessary to determine the value of such Borrowing Base Properties. Simultaneously with the delivery to the Administrative Agent and the Lenders of each Reserve Report, the Borrower shall submit to the Administrative Agent and each Lender the Borrower’s requested amount of the Borrowing Base as of the next Redetermination Date. Promptly after the receipt by the Administrative Agent of such Reserve Report and Borrower’s requested amount for the Borrowing Base, the Administrative Agent shall submit to the Lenders a recommended amount of the Borrowing Base to become effective for the period commencing on the next Redetermination Date.
     Section 3.02. Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. Based on the Reserve Reports made available to the Administrative Agent and the Lenders pursuant to Section 3.01, the requisite Lenders shall redetermine the Borrowing Base on or prior to the next Redetermination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to the Lenders) in accordance with this Section 3.02. Any Borrowing Base which becomes effective as a result of any Redetermination shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Maximum Facility Amount, (b) to the extent such Borrowing Base represents an increase in the Borrowing Base in effect prior to such Redetermination, such Borrowing Base must be approved by all Lenders, and (c) to the extent such Borrowing Base represents a reaffirmation or decrease in the Borrowing Base in effect prior to such Redetermination or a reaffirmation of such prior Borrowing Base, such Borrowing Base must be approved by the Administrative Agent and Super Majority Lenders. If a redetermined Borrowing Base is not approved by the Administrative Agent and Super Majority Lenders within twenty (20) days after the submission to the Lenders by the Administrative Agent of its recommended Borrowing Base pursuant to Section 3.01, or by all Lenders within such twenty (20) day period in the case of any increase in the Borrowing Base, the Administrative Agent shall notify each Lender that the recommended Borrowing Base has not been approved and request that each Lender submit to the Administrative Agent within ten (10) days thereafter its proposed Borrowing Base. Promptly following the 10th day after the Administrative Agent’s request for each Lender’s proposed Borrowing Base, the Administrative Agent shall determine the Borrowing Base for such Redetermination by calculating the highest Borrowing Base then acceptable to the Administrative Agent and a number of Lenders sufficient to constitute Super Majority Lenders (or all Lenders in the case of an increase in the Borrowing Base). The Borrower acknowledges and agrees that each Redetermination shall be based upon the loan collateral value which the Administrative Agent and each Lender in its sole discretion (using such methodology, assumptions and discount rates as the Administrative Agent and such Lender customarily uses in assigning collateral value to Oil and Gas Interests) assigns to the Borrowing Base Properties at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 46

and ownership of the Credit Parties) as the Administrative Agent and such Lender customarily considers in evaluating similar oil and gas credits, including adjustments to reflect the effect of any Swap Agreements of the Borrower and the Restricted Subsidiaries as such exist at the time of such Redetermination. It is expressly understood that the Administrative Agent and Lenders have no obligation to designate the Borrowing Base at any particular amount, except in the exercise of their discretion, whether in relation to the Aggregate Commitment or otherwise. If the Borrower does not furnish all information, reports and data required to be delivered by any date specified in this Article III, unless such failure is not the fault of the Borrower, the Administrative Agent and Lenders may nonetheless designate the Borrowing Base at any amounts which the Administrative Agent and Lenders in their reasonable discretion determine and may redesignate the Borrowing Base from time to time thereafter until the Administrative Agent and Lenders receive all such information, reports and data, whereupon the Administrative Agent and Lenders shall designate a new Borrowing Base, as described above.
     Section 3.03. Special Redeterminations. The Borrower shall be permitted to request a Special Redetermination of the Borrowing Base once between each Scheduled Redetermination and the Required Lenders shall be permitted to request a Special Redetermination twice between each Scheduled Redetermination. Any request by Borrower pursuant to this Section 3.03 shall be submitted to the Administrative Agent and each Lender and at the time of such request (or within twenty (20) days thereafter in the case of the Reserve Report) Borrower shall (1) deliver to the Administrative Agent and each Lender a Reserve Report prepared as of a date prior to the date of such request that is reasonably acceptable to the Administrative Agent and such other information which the Administrative Agent shall reasonably request, and (2) notify the Administrative Agent and each Lender of the Borrowing Base requested by Borrower in connection with such Special Redetermination. Any request by Required Lenders for a Special Redetermination pursuant to this Section 3.03 shall be submitted to the Administrative Agent and the Borrower. In addition to the Scheduled Redeterminations and requested Special Redeterminations, there shall be a Redetermination of the Borrowing Base at such time as the Borrower or any Restricted Subsidiary sells, transfers, leases, exchanges, abandons or otherwise disposes of Borrowing Base Properties in accordance with clauses (vi) and (vii) of Section 7.03(a). Any Special Redetermination shall be made by the Administrative Agent and Lenders in accordance with the procedures and standards set forth in Section 3.02; provided that no Reserve Report is required to be delivered to the Administrative Agent or the Lenders in connection with any Special Redetermination requested by the Required Lenders pursuant to this Section 3.03.
     Section 3.04. Notice of Redetermination. Promptly following any Redetermination of the Borrowing Base, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base, which Borrowing Base shall be effective as of the date specified in such notice, and such Borrowing Base shall remain in effect for all purposes of this Agreement until the next Redetermination.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 47

Article IV
Representations and Warranties
     Each Credit Party represents and warrants to the Lenders that: (it being understood and agreed that with respect to the Effective Date such representations and warranties are deemed to be made concurrently with and after giving effect to the consummation of the Transactions):
     Section 4.01. Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
     Section 4.02. Authorization; Enforceability. The Transactions are within each Credit Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, stockholder action. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     Section 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and, after the Effective Date, any required filings with the Securities and Exchange Commission, (b) will not violate any applicable law or regulation or the charter, by-laws or other Organizational Documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon the Borrower or any Restricted Subsidiary or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary not otherwise permitted under Section 7.02.
Section 4.04. Financial Condition; No Material Adverse Change.
     (a) The Borrower has heretofore furnished to the Lenders the unaudited consolidated balance sheet and related statements of income and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the six (6) month period ended June 30, 2006 certified by a Responsible Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and reclassifications and the absence of footnotes.
     (b) Since June 30, 2006, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole (it

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 48

being understood that changes in commodity prices for Hydrocarbons affecting the oil and gas industry as a whole shall not constitute a material adverse change).
     Section 4.05. Properties.
     (a) Except as otherwise provided in Section 4.15 with respect to Oil and Gas Interests, the Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all such real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
     (b) The Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and such Restricted Subsidiaries, as the case may be, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     Section 4.06. Litigation and Environmental Matters.
     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Restricted Subsidiary to the Borrower’s knowledge (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, could reasonably be expected to have Material Adverse Effect.
     Section 4.07. Compliance with Laws and Agreements. The Borrower and each Restricted Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 49

     Section 4.08. Investment Company Status. Neither the Borrower nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     Section 4.09. Taxes. The Borrower and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
     Section 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of FASB Statement 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of FASB Statement 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.
     Section 4.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to the Projections, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.
     Section 4.12. Labor Matters. There are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Law dealing with such matters to the extent that such violation could reasonably be expected to have a Material Adverse Effect.
     Section 4.13. Capitalization and Credit Party Information. Schedule 4.13 lists, as of the Effective Date (a) each Subsidiary that is an Unrestricted Subsidiary, (b) for the Borrower, its full legal name, its jurisdiction of organization and its federal tax identification number, and (c)

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 50

for each Restricted Subsidiary its full legal name, its jurisdiction of organization, its federal tax identification number, the number of shares of capital stock or other Equity Interests outstanding and the owner(s) of such Equity Interests.
     Section 4.14. Margin Stock. Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock except in compliance with applicable law.
     Section 4.15. Oil and Gas Interests. Each Credit Party has, in all material respects, good and defensible title to all proved reserves included in the Oil and Gas Interests (for purposes of this Section 4.15, “proved Oil and Gas Interests”) described in the most recent Reserve Report provided to the Administrative Agent, free and clear of all Liens except Liens permitted pursuant to Section 7.02. All such proved Oil and Gas Interests are valid, subsisting, and in full force and effect, in all material respects, and all rentals, royalties, and other amounts due and payable in respect thereof have, in all material respects, been duly paid or if not duly paid, are being contested in good faith in the ordinary course of business. Without regard to any consent or non-consent provisions of any joint operating agreement covering any Credit Party’s proved Oil and Gas Interests, such Credit Party’s share of (a) the costs for each proved Oil and Gas Interest described in the Reserve Report is not materially greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (b) production from, allocated to, or attributed to each such proved Oil and Gas Interest is not materially less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms. Each well drilled in respect of proved producing Oil and Gas Interests described in the Reserve Report (i) is capable of, and is presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and the Credit Party that owns such proved producing Oil and Gas Interests is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (ii) has been drilled, bottomed, completed, and operated in compliance with all applicable laws, in the case of clauses (i) and (ii), except where any failure to satisfy clause (i) or to comply with clause (ii) could not reasonably be expected to have a Material Adverse Effect, and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production that could reasonably be expected to have a Material Adverse Effect.
     Section 4.16. Insurance. All insurance reasonably necessary in the Credit Parties’ ordinary course of business is in effect and all premiums due on such insurance have been paid.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 51

     Section 4.17. Solvency.
     (a) Immediately after the consummation of the Transactions and immediately following the making of the initial Borrowing made on the Effective Date and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of the Credit Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Credit Parties on a consolidated basis; (ii) the present fair saleable value of the real and personal property of the Credit Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Credit Parties on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Credit Parties on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Credit Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.
     (b) The Credit Parties do not intend to, and do not believe that they will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.
Article V
Conditions
     Section 5.01. Effective Date. The obligations of the Lenders to continue the Original Loans and the obligations of the Lenders to make Loans and of the Issuing Bank to continue any Letters of Credit outstanding under the Original Credit Agreement and to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):
     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Vinson & Elkins LLP, counsel for the Credit Parties, substantially in the form of Exhibit B, and covering such other matters relating to the Credit Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Credit Parties hereby request such counsel to deliver such opinion.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 52

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming that (i) the Credit Parties have (1) complied with the conditions set forth in paragraphs (a) and (b) of Section 5.02 and (2) complied with the requirements of Section 6.09 and (ii) after giving effect to the Transactions, the Obligations constitute “Senior Debt” (as such term is defined in the Indenture) permitted to be incurred under the terms of the Indenture and accompanied by reasonably detailed calculations demonstrating compliance with Section 4.09(c) of the Indenture.
     (e) The Administrative Agent, the Lenders and the Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all fees, expenses and disbursements of counsel for the Administrative Agent to the extent invoiced on or prior to the Effective Date.
     (f) The Administrative Agent shall have received the Mortgages to be executed on the Effective Date pursuant to Section 6.09 of this Agreement, duly executed and delivered by the appropriate Credit Party, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements, tax affidavits and applicable department of revenue documentation, creating a Lien prior and superior in right to any other Person, subject to Permitted Encumbrances, in Borrowing Base Properties having an Engineered Value equal to or greater than 135% of the Aggregate Commitment; provided that the Engineered Value of the Virginia Borrowing Base Properties do not exceed fifty percent (50%) of such Engineered Value.
     (g) On or prior to the Effective Date, the Administrative Agent shall have received a Borrowing Request acceptable to the Administrative Agent setting forth the Loans requested by the Borrower on the Effective Date, the Type and amount of each Loan and the accounts to which such Loans are to be funded; provided that all Borrowings on the Effective Date shall be ABR Borrowings (it being understood that some LIBOR Loans (as defined in the Original Credit Agreement) outstanding as the Effective Date shall continue as a Eurodollar Loan under this Agreement on the Effective Date for the Interest Period applicable thereto and other LIBOR Loans may be terminated on the Effective Date in connection with the changes in the Commitments and certain funding indemnification obligations incurred by the Borrower and GLEP under the Original Credit Agreement as a result of such terminations shall be paid by the Borrower on the Effective Date).
     (h) Each Credit Party shall have obtained all approvals required from any Governmental Authority and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 53

applicable waiting periods, if any, shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
     (i) There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the Transactions, the financing thereof or any of the other transactions contemplated by the Loan Documents or that could reasonably be expected to have a Material Adverse Effect.
     The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.02) at or prior to 3:00 p.m. on October 31, 2006 (and, in the event such conditions are not so satisfied or waived, the Aggregate Commitment shall terminate at such time).
     Section 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
     (a) The representations and warranties of each Credit Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
     (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Borrowing Base Deficiency exists or would be caused thereby.
     Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 5.02.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 54

Article VI
Affirmative Covenants
     Until the Aggregate Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Credit Party covenants and agrees with the Lenders that:
     Section 6.01. Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
     (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated (and unaudited consolidating) balance sheet and related consolidated (and with respect to statements of operations, consolidating) statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants reasonably acceptable to Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (b) within 45 days after the end of each of the first three fiscal quarter of the Borrower and within 60 days after the end of the last fiscal quarter of the Borrower, the consolidated (and consolidating) balance sheet and related consolidated (and with respect to statements of operations, consolidating) statements of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, reclassifications, and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in a form reasonably acceptable to Administrative Agent signed by a Responsible Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.11;
     (d) as soon as available, and in any event no later than March 1 and September 1 of each year, the Reserve Reports required on such dates pursuant to Section 3.01;
     (e) together with the Reserve Reports required under clause (d) above, a report, in reasonable detail, setting forth the Swap Agreements then in effect, the notional volumes of and prices for, on a monthly basis and in the aggregate, the Crude Oil and Natural Gas for each such Swap Agreement and the term of each such Swap Agreement; and together with the Reserve

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 55

Report required no later than March 1 under clause (d) above, (i) a true and correct schedule of the Mortgaged Properties, (ii) the percentage of the Aggregate Commitment that the Engineered Value of the Mortgaged Properties represents and (iii) a description of the additional Oil and Gas Interests, if any, to be mortgaged by the Credit Parties to comply with Section 6.09;
     (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request including any management letter or comparable analysis prepared by the auditors for and received by any Credit Party.
Documents required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or the Administrative Agent on behalf of Borrower and at Borrower’s request) posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address identified in Section 11.01 on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.01(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Bank and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 56

Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat Borrower’s Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     Section 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender, which delivery may be electronic to the extent permitted in Section 6.01, prompt written notice of the following:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Restricted Subsidiaries in an aggregate amount exceeding $5,000,000;
     (d) any written notice or written claim to the effect that any Credit Party is or may be liable to any Person as a result of the release by any Credit Party, or any other Person of any Hazardous Materials into the environment, which could reasonably be expected to have a Material Adverse Effect;
     (e) any written notice alleging any violation of any Environmental Law by any Credit Party, which could reasonably be expected to have a Material Adverse Effect; and
     (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
     Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
     Section 6.03. Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.
     Section 6.04. Payment of Obligations. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 57

reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
     Section 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each Restricted Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon request of the Administrative Agent, the Borrower will furnish or cause to be furnished to the Administrative Agent from time to time a summary of the respective insurance coverage of the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, and, if requested, will furnish the Administrative Agent copies of the applicable policies. Upon demand by Administrative Agent, the Borrower will cause any insurance policies covering any such property to be endorsed (i) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Administrative Agent, and (ii) to provide for such other matters as the Lenders may reasonably require.
     Section 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, provided an officer of the Borrower has the reasonable opportunity to participate, its independent accountants, all at such reasonable times and as often as reasonably requested.
     Section 6.07. Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     Section 6.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to (a) pay the fees, expenses and transaction costs of the Transactions, (b) to satisfy reimbursement obligations with respect to Letters of Credit, (c) to make Restricted Payments permitted by Section 7.06(d), (d) to make investments permitted by Section 7.04 and (e) finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Guarantors, in the ordinary course of business, including the exploration, acquisition and development of Oil and Gas Interests. No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U issued by the Board) except in accordance with applicable law. Letters of Credit will be issued only to support general corporate purposes of the Borrower and the Restricted Subsidiaries.

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 58

     Section 6.09. Mortgages. Each Borrower will, and will cause each Guarantor to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, Mortgages in form and substance acceptable to the Administrative Agent together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as the Administrative Agent shall deem necessary or appropriate to grant, evidence, perfect and maintain Liens in Borrowing Base Properties having an Engineered Value equal to or greater than 135% of the Aggregate Commitment provided that the Engineered Value of the Virginia Borrowing Base Properties do not exceed fifty percent (50%) of such Engineered Value.
     Section 6.10. Title Data. The Borrower will, and will cause each Guarantor to, deliver to the Administrative Agent such evidence of title as the Administrative Agent shall deem reasonably necessary or appropriate to verify (a) the ownership of (i) at all times, eighty percent (80%) of the Engineered Value of the Mortgaged Properties of the Borrower and the Guarantors (other than the Appalachia Properties) taken as a whole and (ii) as of the Effective Date, nineteen percent (19%), and at all times after December 31, 2006, thirty percent (30%), of the Engineered Value of that portion of the Mortgaged Properties that are Appalachia Properties, taken as a whole and (b) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Administrative Agent shall reasonably request.
     Section 6.11. Swap Agreements. The Borrower will, and will cause each Restricted Subsidiary to, maintain the Existing Swap Agreements and none of the Existing Swap Agreements may be materially amended, modified or cancelled by any Borrower or any Restricted Subsidiary unless the Borrower, or such Restricted Subsidiary, as the case may be, provides written notice thereof to the Administrative Agent within three (3) Business Days after such amendment, modification or cancellation, as the case may be. Upon the request of the Required Lenders, the Borrower and each Restricted Subsidiary shall use their commercially reasonable efforts to cause each Swap Agreement to which the Borrower or any Restricted Subsidiary is a party to (a) expressly permit such assignment and (b) upon the occurrence of any default or event of default under such agreement or contract, (i) to permit the Lenders to cure such default or event of default and assume the obligations of such Credit Party under such agreement or contract and (ii) to prohibit the termination of such agreement or contract by the counterparty thereto if the Lenders assume the obligations of such Credit Party under such agreement or contract and the Lenders take the actions required under the foregoing clause (i). Upon the request of the Administrative Agent, the Borrower shall, within thirty (30) days of such request, provide to the Administrative Agent and each Lender copies of all agreements, documents and instruments evidencing the Swap Agreements not previously delivered to the Administrative Agent and Lenders, certified as true and correct by a Responsible Officer of the Borrower, and such other information regarding such Swap Agreements as the Administrative Agent and Lenders may reasonably request.
     Section 6.12. Operation of Oil and Gas Interests.
     (a) Each Borrower will, and will cause each Restricted Subsidiary to, maintain, develop and operate its Oil and Gas Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 59

relating to such Oil and Gas Interests so long as such Oil and Gas Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.
     (b) Borrower will, and will cause each Restricted Subsidiary to, comply in all respects with all contracts and agreements applicable to or relating to its Oil and Gas Interests or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.
     Section 6.13. Restricted Subsidiaries. In the event any Person is or becomes a Restricted Subsidiary, Borrower will (a) promptly take all action necessary to comply with Section 6.14, (b) promptly take all such action and execute and deliver, or cause to be executed and delivered, to the Administrative Agent all such documents, opinions, instruments, agreements, and certificates similar to those described in Section 5.01(b) and Section 5.01(c) that the Administrative Agent may reasonably request, and (c) promptly cause such Restricted Subsidiary to (i) become a party to this Agreement and Guarantee the Obligations by executing and delivering to the Administrative Agent a Counterpart Agreement in the form of Exhibit C, and (ii) to the extent required to comply with Section 6.09 or as requested by the Administrative Agent, execute and deliver Mortgages and other Security Instruments creating a Lien prior and superior in right to any other Person, subject to Permitted Encumbrances, in such Restricted Subsidiary’s Oil and Gas Interests and other assets. Upon delivery of any such Counterpart Agreement to the Administrative Agent, notice of which is hereby waived by each Credit Party, such Restricted Subsidiary shall be a Guarantor and shall be as fully a party hereto as if such Restricted Subsidiary were an original signatory hereto. Each Credit Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Credit Party hereunder. This Agreement shall be fully effective as to any Credit Party that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Credit Party hereunder. With respect to each such Restricted Subsidiary, the Borrower shall promptly send to the Administrative Agent written notice setting forth with respect to such Person the date on which such Person became a Restricted Subsidiary of the Borrower, and supplement the data required to be set forth in the Schedules to this Agreement as a result of the acquisition or creation of such Restricted Subsidiary; provided that such supplemental data must be reasonably acceptable to the Administrative Agent and Required Lenders.
     Section 6.14. Pledged Equity Interests. At the time that any Restricted Subsidiary of the Borrower is created or acquired or any Unrestricted Subsidiary becomes a Restricted Subsidiary, the Borrower and the Subsidiaries (as applicable) shall execute and deliver to the Administrative Agent for the benefit of the Secured Parties, a Pledge Agreement from the Borrower and/or the Subsidiaries (as applicable) covering all Equity Interests owned by the Borrower or such Restricted Subsidiaries in such Restricted Subsidiaries, together with all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity Interests of each such Restricted Subsidiary of every class owned by such Credit Party (as applicable) which, if certificated, shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), as Administrative Agent shall deem necessary or appropriate

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 60

to grant, evidence and perfect a first priority security interest in the issued and outstanding Equity Interests owned by Borrower or any Restricted Subsidiary in each Restricted Subsidiary.
Article VII
Negative Covenants
     Until the Aggregate Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Credit Party covenants and agrees with the Lenders that:
     Section 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) The Obligations;
     (b) Indebtedness existing on the date hereof and set forth in Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
     (c) Indebtedness of the Borrower to any Guarantor and of any Guarantor to the Borrower or any other Guarantor; provided, that all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of all of the Obligations as provided in Section 8.06;
     (d) Guarantees of the Obligations;
     (e) Indebtedness of the Borrower and the Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding;
     (f) Indebtedness incurred or deposits made by the Borrower and any Restricted Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, or (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Credit Party is a party, (iii) to secure public or statutory obligations of such Credit Party, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which such Credit Party is a party in connection with the operation of the Oil and Gas Interests, in each case in the ordinary course of business;

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 61

     (g) Indebtedness of any Borrower or any Restricted Subsidiary under Swap Agreements to the extent permitted under Section 7.05;
     (h) Indebtedness under the Senior Subordinated Notes in an aggregate principal amount not exceeding $600,000,000 at any time outstanding and extensions, renewals, replacements and refinancing of any such Indebtedness that does not exceed the maximum principal amount permitted under this clause (h); provided that any documentation which replaces the Senior Subordinated Notes and pursuant to which the Senior Subordinated Notes are refinanced does not contain, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which then exist in the Indenture and the Senior Subordinated Notes or which could be included in the Indenture or the Senior Subordinated Notes by an amendment or other modification that would not be prohibited by the terms of this Agreement; and
     (i) Other unsecured Indebtedness of the Credit Parties in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.
     Section 7.02. Liens. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) any Lien created pursuant to this Agreement or the Security Instruments;
     (b) Permitted Encumbrances;
     (c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 7.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any other Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien secures Indebtedness permitted by Section 7.01(e), (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Borrower or any other Restricted Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and
     (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens, secure Indebtedness permitted by Section 7.01, (ii) such security interests and the Indebtedness secured thereby are

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 62

incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any other Restricted Subsidiaries.
     Section 7.03. Fundamental Changes.
     (a) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets of the Borrower and its Restricted Subsidiaries taken as a whole, or any of its Borrowing Base Properties or any of the Equity Interests of any Restricted Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, the Borrower or any Restricted Subsidiary may sell Hydrocarbons produced from its Oil and Gas Interests in the ordinary course of business, and if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Restricted Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Restricted Subsidiary may merge into any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary, (iii) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Restricted Subsidiary, (iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) the Borrower or any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of equipment and related items in the ordinary course of business, that are obsolete or no longer necessary in the business of the Borrower or any of its Restricted Subsidiaries or that is being replaced by equipment of comparable value and utility, (vi) subject to Section 2.12(b), the Borrower or any Restricted Subsidiary may sell, transfer, lease, exchange, abandon or otherwise dispose of Borrowing Base Properties with a value not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries taken as a whole, ten percent (10%) of the Borrowing Base between Scheduled Redeterminations, (vii) the Borrower or any Restricted Subsidiary may sell, transfer, abandon or otherwise dispose of the Deep Participation Rights, and (viii) with the prior written consent of Super Majority Lenders and subject to Section 2.12(b), the Borrower or any Restricted Subsidiary may sell, transfer, lease, exchange, abandon or otherwise dispose of Borrowing Base Properties not otherwise permitted pursuant to the foregoing clauses (vi) and (vii). For purposes of the foregoing clause (vi), the value of any Oil and Gas Interests included in the Borrowing Base Properties shall be the Engineered Value of such Oil and Gas Interests and the value of all other Oil and Gas Interests shall be the value which would be assigned to such Oil and Gas Interests using the same methodology, assumptions and discount rates used to determine the Engineered Value of the Borrowing Base Properties as of the most recent Redetermination. In addition, for purposes of determining compliance with clause (vi) of this Section with respect to any exchange of Oil and Gas Interests, the value of such exchange shall be the net reduction, if any, in Engineered Value realized or resulting from such exchange.
     (b) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 63

Borrower and its Restricted Subsidiaries on the date of execution of this Agreement and after giving effect to the Transactions and businesses reasonably related thereto.
     Section 7.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
     (a) Permitted Investments;
     (b) investments by the Borrower in the Equity Interests of any Restricted Subsidiary;
     (c) investments by the Borrower or Guarantor consisting of intercompany Indebtedness permitted under Section 7.01(c)
     (d) Guarantees constituting Indebtedness permitted by Section 7.01;
     (e) investments by the Borrower and its Restricted Subsidiaries that are (1) customary in the oil and gas business, (2) made in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business, and (3) made in the form of, or pursuant to, oil, gas and mineral leases, operating agreements, farm-in agreements, farm-out agreements, development agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable;
     (f) investments consisting of Swap Agreements to the extent permitted under Section 7.05; and
     (g) investments existing on the date hereof and set forth on Schedule 7.04 but not any increases in or additions to such investments except as otherwise permitted by this Section 7.04;
     (h) investments consisting of Restricted Payments to the extent permitted by Section 7.06(d); and
     (i) other investments by the Borrower and the Restricted Subsidiaries; provided that, on the date any such other investment is made, the amount of such investment, together with all other investments made pursuant to this clause (i) of Section 7.04 (in each case determined based on the cost of such investment) since the Effective Date, does not exceed in the aggregate, ten percent (10%) of the Borrowing Base in effect on the Effective Date.
     Section 7.05. Swap Agreements. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or maintain any Swap Agreement, except the Existing Swap Agreements, and Swap Agreements entered into in the ordinary course of business with

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 64

Approved Counterparties and not for speculative purposes to (a) hedge or mitigate Crude Oil and Natural Gas price risks to which the Borrower or any Restricted Subsidiary has actual exposure, and (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Credit Party; provided that such Swap Agreements (at the time each transaction under such Swap Agreement is entered into) would (i) not cause the aggregate notional amount of Hydrocarbons under all Swap Agreements then in effect (including the Existing Swap Agreements) to exceed at any time (1) ninety percent (90%) of the forecasted production from proved developed producing reserves of the Borrower and the Restricted Subsidiaries for the first three years of the forthcoming five year period and (2) eighty percent (80%) of the forecasted production from proved producing reserves of the Borrower and the Restricted Subsidiaries for the fourth and fifth years of the forthcoming five year period, and (ii) with respect to interest rates, not cause all Swap Agreements then in effect (including the Existing Swap Agreements) to exceed eighty percent (80%) of the aggregate funded Indebtedness of the Borrower and its Subsidiaries projected to be outstanding for the forthcoming three year period. Once the Borrower or any Restricted Subsidiaries enters into a Swap Agreement or any hedge transaction pursuant to any Swap Agreement, the terms and conditions of such Swap Agreement and such hedge transaction may not be materially amended modified or cancelled unless the Borrower or such Restricted Subsidiary, as the case may be, provides written notice thereof to the Administrative Agent within three (3) Business Days after such amendment, modification or cancellation. Each Credit Party agrees and acknowledges that (A) the Existing Swap Agreements are Swap Agreements permitted under this Section 7.05 and (B) as of the Effective Date, the counterparty to each Existing Swap Agreement is a Lender Counterparty. Each Credit Party and each Lender agrees and acknowledges that the obligations of the Credit Parties under the Existing Swap Agreements are included in the defined term “Obligations” and such obligations are entitled to the benefits of, and are secured by the Liens granted under, the Security Instruments.
     Section 7.06. Restricted Payments. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends and make distributions with respect to its Equity Interests payable solely in additional Equity Interests of the Borrower, other than Disqualified Stock, (b) so long as no Default shall have occurred and is continuing or would be caused thereby, the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $10,000,000 in any fiscal year; provided that any such Restricted Payments that are required to be made by the issuance of additional Equity Interests of the Borrower may be made regardless of whether a Default shall have occurred and is continuing, (c) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor and (d) so long as no Default shall have occurred and is continuing or would be caused thereby, Restricted Payments in an aggregate amount not to exceed $20,000,000, plus (i) 50% of cumulative Consolidated Net Income after December 31, 2001 (excluding any non-cash gains or losses associated with the application of FASB Statement 121 or 133), plus (ii) 66-2/3% of the aggregate net cash proceeds received by the Borrower from the issuance of its Equity Interests (other than Disqualified Stock)

RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 65

at any time after December 31, 2001, minus (iii) Restricted Payments made pursuant to Section 13(c)(ii) of the Original Credit Agreement prior to the Effective Date.
     Section 7.07. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate, including transactions permitted under Section 7.03(a)(iii), (c) transactions described on Schedule 7.07, and (d) any Restricted Payment permitted by Section 7.06.
     Section 7.08. Restrictive Agreements. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, this Agreement or the Indenture (or any documents evidencing any permitted refinancing of the Senior Subordinated Notes), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
     Section 7.09. Disqualified Stock. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, issue any Disqualified Stock.
     Section 7.10. Amendments to Organizational Documents. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any material modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents other than amendments, modifications or waivers required in connection with any transactions among the Borrower and the Restricted Subsidiaries permitted under Section 7.03(a) and not involving any other Person.
     Section 7.11. Financial Covenants.
     (a) Consolidated Current Ratio. The Borrower will not permit the Consolidated Current Ratio as of the end of any fiscal quarter to be less than 1.00 to 1.00.
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 66

     (b) Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of any fiscal quarter, of (A) Consolidated Funded Indebtedness as of the end of such fiscal quarter, to (B) Consolidated EBITDAX for the trailing four (4) fiscal quarter period ending on such date to be greater than 4.0 to 1.0.
     Section 7.12. Sale and Leaseback Transactions and other Liabilities. The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or suffer to exist any (a) Sale and Leaseback Transaction, (b) Advance Payment Contracts or (c) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Swap Agreements permitted under Section 7.05 and Advance Payment Contracts; provided, that the aggregate outstanding amount of all Advance Payments received by the Credit Parties from various customers in connection with the Credit Parties’ credit management of such customers that have not been satisfied by delivery of production does not exceed $25,000,000 at any time and the aggregate amount of all other Advance Payments received by the Credit Parties that have not been satisfied by delivery of production does not exceed $5,000,000 at any time.
     Section 7.13. Modifications of Senior Subordinated Notes. Prior to the termination of all Commitments and the payment and performance in full of the Loans, the Borrower will not, nor will it permit any Restricted Subsidiary to, agree to any amendment, modification or supplement to the Senior Subordinated Notes (or any notes issued in connection with any refinancing of such Senior Subordinated Notes) or any indenture, agreement, document or instrument evidencing or relating to the Senior Subordinated Notes (or any refinancing thereof) the effect of which is to (a) increase the maximum principal amount of the Senior Subordinated Notes or the rate of interest on any of the Senior Subordinated Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Subordinated Notes), (b) change or add any event of default or any covenant with respect to the Senior Subordinated Notes if the effect of such change or addition is to cause any one or more of the Senior Subordinated Notes to be more restrictive on the Borrower or any of its Subsidiaries than such Senior Subordinated Notes were prior to such change or addition, (c) change the dates upon which payments of principal or interest on the Senior Subordinated Notes are due, if the effect of such change is to cause any such payments to be due earlier or more frequently than such payments are due as of the Effective Date, (d) change any redemption or prepayment provisions of the Senior Subordinated Notes if the effect of such change is to require any such redemption or prepayment to be made prior to the dates required as of the Effective Date, (e) alter the subordination provisions with respect to any of the Senior Subordinated Notes or the definition of “Senior Debt” with respect to the Senior Subordinated Notes, or (f) grant any Liens in any assets of the Borrower or any of its Subsidiaries to secure the Senior Subordinated Notes.
Article VIII
Guarantee of Obligations
     Section 8.01. Guarantee of Payment. Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties, the punctual payment of all Obligations now or which may in the future be owing by the Borrower under the Loan Documents and all Obligations which may now or which may in the future be owing by the
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 67

Borrower or any other Guarantor to any Secured Party under any Swap Agreement (the “Guaranteed Liabilities”). This Guarantee is a guaranty of payment and not of collection only. The Administrative Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any Collateral. The Guaranteed Liabilities include interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents, or the Swap Agreements between any Credit Party and any Secured Party, as the case may be, regardless of whether such interest is an allowed claim. Each Guarantor agrees that, as between the Guarantor and the Administrative Agent, the Guaranteed Liabilities may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower or any other Guarantor and that in the event of a declaration or attempted declaration, the Guaranteed Liabilities shall immediately become due and payable by each Guarantor for the purposes of this Guarantee.
     Section 8.02. Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Liabilities shall be paid strictly in accordance with the terms of this Agreement and the Swap Agreements to which any Secured Party is a party. The liability of each Guarantor hereunder is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Documents or the Guaranteed Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or Guaranteed Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any Collateral, for all or any of the Loan Documents or Guaranteed Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Guaranteed Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or Guaranteed Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor.
     Section 8.03. Guarantee Irrevocable. This Guarantee is a continuing guaranty of the payment of all Guaranteed Liabilities now or hereafter existing under this Agreement and such Swap Agreements to which any Secured Party is a party and shall remain in full force and effect until payment in full of all Guaranteed Liabilities and other amounts payable hereunder and until this Agreement and the Swap Agreements are no longer in effect or, if earlier, when the Guarantor has given the Administrative Agent written notice that this Guarantee has been revoked; provided that any notice under this Section shall not release the revoking Guarantor from any Guaranteed Liability, absolute or contingent, existing prior to the Administrative Agent’s actual receipt of the notice at its branches or departments responsible for this Agreement and such Swap Agreements and reasonable opportunity to act upon such notice.
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 68

     Section 8.04. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Liabilities is rescinded or must otherwise be returned by any Secured Party on the insolvency, bankruptcy or reorganization of the Borrower, or any other Credit Party, or otherwise, all as though the payment had not been made.
     Section 8.05. Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guarantee or otherwise, until all the Guaranteed Liabilities have been paid in full and this Agreement and the Swap Agreements to which any Lender Counterparty is a party are no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guarantee at any time when all the Guaranteed Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Lenders and the Lender Counterparties and shall be promptly paid to the Administrative Agent to be credited and applied to the Guaranteed Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement and such Swap Agreements. If any Guarantor makes payment to the Administrative Agent, Lenders, or any Lender Counterparties of all or any part of the Guaranteed Liabilities and all the Guaranteed Liabilities are paid in full and this Agreement and such Swap Agreements are no longer in effect, the Administrative Agent, Lenders and Lender Counterparties shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Liabilities resulting from the payment.
     Section 8.06. Subordination. Without limiting the rights of the Administrative Agent, the Lenders and the Lender Counterparties under any other agreement, any liabilities owed by the Borrower to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Liabilities, and such liabilities of the Borrower to such Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by any Guarantor as trustee for the Administrative Agent and shall be paid over to the Administrative Agent on account of the Guaranteed Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.
     Section 8.07. Payments Generally. All payments by the Guarantors shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Loan Documents and the Swap Agreement to which any Lender Counterparty is a party, as the case may be; provided, however, that (if the Payment Currency is other than Dollars) any Guarantor may, at its option (or, if for any reason whatsoever any Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Administrative Agent at its principal office the equivalent amount in Dollars computed at the selling rate of the Administrative Agent or a selling rate chosen by the Administrative Agent, most recently in effect on or prior to the date the Guaranteed Liability becomes due, for cable transfers of the Payment Currency to the place where the Guaranteed Liability is payable. In any case in which any Guarantor makes or is obligated to make payment in Dollars, the Guarantor shall hold the
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 69

Administrative Agent, the Lenders and the Lender Counterparties harmless from any loss incurred by the Administrative Agent, any Lender or any Lender Counterparty arising from any change in the value of Dollars in relation to the Payment Currency between the date the Guaranteed Liability becomes due and the date the Administrative Agent, such Lender or such Lender Counterparty is actually able, following the conversion of the Dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Guaranteed Liability is payable, to apply such Payment Currency to such Guaranteed Liability.
     Section 8.08. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Administrative Agent, any Lender or any Lender Counterparty may otherwise have, the Administrative Agent, such Lender or such Lender Counterparty shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Guarantor at any office of the Administrative Agent, such Lender or such Lender Counterparty, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guarantee which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the failure of the Administrative Agent, such Lender, or such Lender Counterparty to give such notice shall not affect the validity thereof.
     Section 8.09. Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guarantee or incurrence of any Guaranteed Liability and any other formality with respect to any of the Guaranteed Liabilities or this Guarantee.
     Section 8.10. Limitations on Guarantee. The provisions of the Guarantee under this Article VIII are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent, any Lender or any Lender Counterparty, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 8.10 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent, Lenders and Lender Counterparties hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 8.10 with respect to the Maximum Liability, except to the extent necessary so that none of the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 70

Article IX
Events of Default
     If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) days;
     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or in any Loan Document furnished pursuant to or in connection with this Agreement or any amendment or modification thereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Article VII;
     (e) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
     (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue unremedied beyond any grace period applicable thereto;
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or to obligations of the Borrower or any Guarantor in respect of any Swap Agreement unless such Swap Agreement has been terminated;
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 71

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (k) one or more uninsured judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment which action has not been stayed or bonded;
     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (m) the delivery by any Guarantor to the Administrative Agent of written notice that its Guarantee under Article VIII has been revoked or is otherwise declared invalid or unenforceable; or
     (n) a Change of Control shall occur;
then, and in every such event (other than an event with respect to the Borrower or any Restricted Subsidiary described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Aggregate Commitment, and thereupon the Aggregate
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 72

Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Aggregate Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Article X
The Administrative Agent
     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.
     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 73

representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. None of the Persons identified as a Syndication Agent, Documentation Agent, Co-Agent or Agent on Schedule 2.01 shall have any responsibility or liability as an agent of the Lenders under this Agreement or any other Loan Document.
     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in Chicago, Illinois or New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 74

sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Article XI
Miscellaneous
     Section 11.01. Notices.
     (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (i) if to the Borrower, to Range Resources Corporation, 777 Main Street, Suite 800, Fort Worth, Texas 76102, Attention: Roger Manny, Chief Financial Officer, Telecopy No. (817) 810-1921. For purposes of delivering the documents pursuant to Section 6.01(a), Section 6.01(b) and Section 6.01(d), the website address is www.rangeresources.com;
     (ii) if to the Administrative Agent or Issuing Bank, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 10 South Dearborn St., 19th Floor, Chicago, Illinois 60603-2003, Telecopy No.: (312) 385-7096, Attention: Claudia Kech (claudia.kech@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 1717 Main Street, TX1-2448, Dallas, Texas 75201, Telecopy No. (214) 290-2332, Attention: Wm. Mark Cranmer, Senior Vice President (mark.cranmer@chase.com); and
     (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 75

by it; provided that approval of such procedures may be limited to particular notices or communications.
     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
     Section 11.02. Waivers; Amendments.
     (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Required Lenders or by the Credit Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Borrowing Base without the written consent of each Lender, (ii) increase the Applicable Percentage or Commitment of any Lender without the written consent of such Lender or the Aggregate Commitment above the Maximum Facility Amount without the written consent of all Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than reductions in the interest rates otherwise applicable pursuant to Section 2.14(c)), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any of the Aggregate Commitment, without the written consent of each Lender affected thereby, (v) change Section 2.19(b) or Section 2.19(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) release any Credit Party from its obligations under the Loan Documents or, except in connection with any sales, transfers, leases or other dispositions permitted in Section 7.03, release any of the Collateral without the written consent of each Lender, or (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 76

Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     Section 11.03. Expenses; Indemnity; Damage Waiver.
     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) THE CREDIT PARTIES SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY,
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 77

OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY SUBSIDIARY, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.
     (c) To the extent that any Credit Party fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.
     (d) To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
     (e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.
     Section 11.04. Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 78

     (b)
     (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
     (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, a Federal Reserve Bank, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and
     (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; or
     (C) the Issuing Bank.
     (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of such Lender’s Commitment and such Lender’s Loans under this Agreement;
     (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
     (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     For the purposes of this Section 11.04(b), the term “Approved Fund” has the following meaning:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 79

     “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section except that any attempted assignment or transfer by any Lender that does not comply with clause (C) of Section 11.04(b)(ii) shall be null and void.
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment and Applicable Percentage of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Credit Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Credit Parties, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(d) or Section 2.07(e), Section 2.08, Section 2.19(d) or Section 11.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 80

payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (c)
     (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 and Section 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or Section 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrower. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(e) as though it were a Lender.
     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     Section 11.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 81

connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Aggregate Commitment has not expired or terminated. The provisions of Section 2.16, Section 2.17, Section 2.18 and Section 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitment or the termination of this Agreement or any provision hereof.
     Section 11.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. THIS WRITTEN CREDIT AND GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 82

held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section and Section 8.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Section 11.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
     (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF TEXAS.
     (b) EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 11.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     Section 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 83

IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 11.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or self-regulatory body (it being understood that any such self-regulatory body to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Credit Party. For the purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Section 11.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 84

the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.
     Section 11.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Credit Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Act.
     Section 11.15. Original Credit Agreement. Upon the Effective Date, this Agreement shall supersede and replace in its entirety the Original Credit Agreement; provided, however, that (a) all loans, letters of credit, and other indebtedness, obligations and liabilities outstanding under the Original Credit Agreement on such date shall continue to constitute Loans, Letters of Credit and other indebtedness, obligations and liabilities under this Agreement, (b) the execution and delivery of this Agreement or any of the Loan Documents hereunder shall not constitute a novation, refinancing or any other fundamental change in the relationship among the parties and (c) the Loans, Letters of Credit, and other indebtedness, obligations and liabilities outstanding hereunder, to the extent outstanding under the Original Credit Agreement immediately prior to the date hereof, shall constitute the same loans, letters of credit, and other indebtedness, obligations and liabilities as were outstanding under the Original Credit Agreement.
     Section 11.16. Reaffirmation and Grant of Security Interest. Each Credit Party hereby (i) confirms that each Security Instrument (as defined in the Original Credit Agreement) to which it is a party or is otherwise bound and all Collateral encumbered thereby, will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents and regardless of whether any Guarantor under this Agreement was a “Borrower” under the Original Credit Agreement, the payment and performance of all Obligations and Guaranteed Liabilities under this Agreement and the Secured Obligations (as such term is defined in the Security Instruments) under the Security Instruments, as the case may be, including without limitation the payment and performance of all such Obligations and Guaranteed Liabilities under this Agreement and the Secured Obligations under the Security Instruments, and (ii) reaffirms its grant to the Administrative Agent for the benefit of the Secured Parties of a continuing Lien on and security interest in and to such Credit Party’s right, title and interest in, to and under all Collateral as collateral security for the prompt payment and
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 85

performance in full when due of the Obligations and Guaranteed Liabilities under this Agreement and the Secured Obligations under the Security Instruments (whether at stated maturity, by acceleration or otherwise) in accordance with the terms thereof. With respect to the other Loan Documents, (a) the defined term “Bank One” shall be deemed to mean JPMorgan Chase Bank, (b) the defined term “Agent” shall be deemed to mean JPMorgan Chase Bank, in its capacity as Administrative Agent and (c) the defined term “Rate Management Transaction” shall be deemed to mean indebtedness, liabilities and obligations of any Credit Party with respect to transactions under Swap Agreements between such Credit Party and any Lender Counterparty that are included in the defined term “Obligations” under this Agreement.
     Section 11.17. Reallocation of Aggregate Commitment. The Lenders (as defined in the Original Credit Agreement) have agreed among themselves to reallocate the Commitment (as defined in the Original Credit Agreement) as contemplated by this Agreement and to adjust their interests in the Commitment and the Loans (as defined in the Original Credit Agreement) accordingly. On the Effective Date and after giving effect to such reallocation and adjustment of such Commitment and such Loans, the Lenders (as defined in this Agreement) shall own the Applicable Percentages set forth on Schedule 2.01. The outstanding Loans (as defined in the Original Credit Agreement) and the funds delivered to the Administrative Agent on the Effective Date by the Lenders (other than the Lenders under the Original Credit Agreement) and the other Lenders shall be allocated such that after giving effect to such allocation each of the Lenders (as defined in this Agreement) shall own the Applicable Percentages of the Aggregate Commitment and the Commitments set forth on Schedule 2.01 and such Lenders shall own the Loans (as defined in this Agreement) consistent with the Applicable Percentages set forth on Schedule 2.01.
[Signature Pages Follow]
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — Page 86

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

RANGE RESOURCES CORPORATION

By:

Name: Roger S. Manny
Title: Senior Vice President

GUARANTORS:

GREAT LAKES ENERGY PARTNERS, L.L.C.,
a Delaware limited liability company

By:	Range Holdco, Inc.
Its member

By:

Name: Roger S. Manny
Title: Senior Vice President

By:	Range Energy I, Inc.
Its member

By:

Name: Roger S. Manny
Title: Senior Vice President

RANGE ENERGY I, INC.,
a Delaware corporation

By:

Name: Roger S. Manny
Title: Senior Vice President
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

RANGE HOLDCO, INC.,
a Delaware corporation

By:

Name: Roger S. Manny
Title: Senior Vice President

RANGE PRODUCTION COMPANY,
a Delaware corporation

By:

Name: Roger S. Manny
Title: Senior Vice President

RANGE ENERGY VENTURES CORPORATION,
a Delaware corporation
By:

Name: Roger S. Manny
Title: Senior Vice President

GULFSTAR ENERGY, INC.,
a Delaware corporation

By:

Name: Roger S. Manny
Title: Senior Vice President

RANGE ENERGY FINANCE CORPORATION,
a Delaware corporation

By:

Name: Roger S. Manny
Title: Senior Vice President
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

RANGE PRODUCTION I, L.P.
a Texas limited partnership

By:	RANGE PRODUCTION COMPANY
Its general partner

By:

Name:	Roger S. Manny
Title:	Senior Vice President

RANGE RESOURCES, L.L.C.
a Oklahoma limited liability company

By:	RANGE PRODUCTION COMPANY
Its member

By:

Name: Roger S. Manny
Title: Senior Vice President

By:	RANGE HOLDCO, INC.
Its member

By:

Name: Roger S. Manny
Title: Senior Vice President

PMOG HOLDINGS, INC.,

By:

Name: Roger S. Manny
Title: Senior Vice President
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

PINE MOUNTAIN ACQUISITION, INC.,

By:

Name: Roger S. Manny
Title: Senior Vice President

PINE MOUNTAIN OIL AND GAS, INC.,

By:

Name: Roger S. Manny
Title: Senior Vice President

RANGE OPERATING NEW MEXICO, INC.,

By:

Name: Roger S. Manny
Title: Senior Vice President

RANGE OPERATING TEXAS, LLC,

By:

Name: Roger S. Manny
Title: Senior Vice President

STROUD ENERGY GP, LLC,

By:

Name: Roger S. Manny
Title: Senior Vice President

STROUD ENERGY LP, LLC,

By:

Name: Thomas M. Strauss
Title: Manager
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

STROUD ENERGY, LTD.,

By:	Stroud Energy Management GP, LLC
Its general partner

By:

Name: Roger S. Manny
Title: Senior Vice President

STROUD ENERGY MANAGEMENT GP, LLC,

By:

Name: Roger S. Manny
Title: Senior Vice President

STROUD OIL PROPERTIES, L.P.,

By:	Stroud Energy GP, LLC
Its general partner

By:
Name: Roger S. Manny
Title: Senior Vice President
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, N.A. (Illinois) as Administration Agent and a Lender

By:

Name: Wm. Mark Cranmer
Title: Senior Vice President
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

BANK OF SCOTLAND,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

CALYON NEW YORK BRANCH,
as a Syndicated Agent and a Lender

By:

Name:
Title:

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

COMPASS BANK,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

BANK OF AMERICA, N.A.,
as a Documentation Agent and a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

FORTIS CAPITAL CORP.,
as a Documentation Agent and a Lender

By:

Name:
Title:

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

NATEXIS BANQUES POPULAIRES,
as a Lender

By:

Name:
Title:

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

COMERICA BANK,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

CAPITAL ONE, N.A. (f/k/a Hibernia National
Bank), as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

AMEGY BANK N.A. (f/k/a Southwest Bank of
Texas N.A.), as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

BMO CAPITAL MARKETS FINANCING, INC.
(f/k/a HARRIS NESBITT FINANCING, INC.),
as a Syndication Agent and a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

KEY BANK,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By:

Name:
Title:

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

THE BANK OF NOVA SCOTIA,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

THE FROST NATIONAL BANK,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

CITIBANK, N.A.,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

CREDIT SUISSE, Cayman Islands Branch,
as a Lender

By:

Name:
Title:

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

SUNTRUST BANK,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:

Name:
Title:

By:

Name:
Title:
RANGE RESOURCES THIRD AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

SCHEDULE 2.01
APPLICABLE PERCENTAGES AND INITIAL COMMITMENTS

		Applicable
Lender	Title	Percentage	Initial Commitment
JPMorgan Chase Bank , N.A.	Administrative Agent	5.6250000%	$45,000,000
Bank of America, N.A.	Documentation Agent	5.6250000%	$45,000,000
Fortis Capital Corp.	Documentation Agent	5.6250000%	$45,000,000
Calyon New York Branch	Syndicated Agent	5.6250000%	$45,000,000
BMO Capital Markets Financing, Inc., (f/k/a Harris Nesbitt Financing, Inc.)	Syndication Agent	5.6250000%	$45,000,000
Union Bank of California, N.A.	Co-Agent	5.0000000%	$40,000,000
Bank of Scotland	Agent	5.6250000%	$45,000,000
Wachovia Bank, National Association	Co-Agent	4.3750000%	$35,000,000
Citibank, N.A.	Co-Agent	4.3750000%	$35,000,000
Comerica Bank	Co-Agent	5.0000000%	$40,000,000
Compass Bank		3.1250000%	$25,000,000
Credit Suisse, Cayman Islands Branch		3.7500000%	$30,000,000
Deutsche Bank Trust Company Americas	Co-Agent	4.3750000%	$35,000,000
Key Bank	Co-Agent	4.3750000%	$35,000,000
Natexis Banques Populaires	Co-Agent	4.3750000%	$35,000,000
The Bank of Nova Scotia	Co-Agent	5.0000000%	$40,000,000
Société Générale		4.3750000%	$35,000,000
Suntrust Bank		4.3750000%	$35,000,000
The Frost National Bank		3.1250000%	$25,000,000
Amegy Bank N.A. (f/k/a Southwest Bank of Texas N.A.)		3.1250000%	$25,000,000
US Bank, National Association		4.3750000%	$35,000,000
Capital One, N.A. (f/k/a Hibernia National Bank)		3.1250000%	$25,000,000
TOTAL		100.00000%	$800,000,000
SCHEDULE 2.01 — PAGE 1